M3Sixty Funds Trust 485BPOS

Exhibit 99-i4

October 28, 2020

M3Sixty Funds Trust

4300 Shawnee Mission Parkway, Suite 100

Fairway, Kansas 66205

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Cognios Large Cap Value Fund and the Cognios Market Neutral Large Cap Fund, each a series portfolio of the M3Sixty Funds Trust (the “Trust”) that is included in Post-Effective Amendment No. 33 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-206491), and Amendment No. 38 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23089), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact Bo J. Howell at (509) 279-8202 or Bo.Howell@Practus.com.

Very truly yours,

/s/ Bo James Howell
Bo James Howell
On behalf of Practus, LLP

BO JAMES HOWELL  ●  PARTNER

6224 Turpin Hills Drive  ●  Cincinnati, OH 45224  ●  p: 509.279.8202

Practus, LLP  ●  Bo.Howell@Practus.com  ●  Practus.com